     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 25, 1999
                                                      REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              CALPINE CORPORATION
             [EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER]

                      DELAWARE                                                 4911
              (STATE OF INCORPORATION)                             (PRIMARY STANDARD INDUSTRIAL
                                                                    CLASSIFICATION CODE NUMBER)

                          50 WEST SAN FERNANDO STREET
                               SAN JOSE, CA 95113
                                 (408) 995-5115
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                PETER CARTWRIGHT
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              CALPINE CORPORATION
                          50 WEST SAN FERNANDO STREET
                               SAN JOSE, CA 95113
                                 (408) 995-5115
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                SCOTT D. LESTER, ESQ.                                  JOSEPH A. COCO, ESQ.
           BROBECK, PHLEGER & HARRISON LLP                   SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                     ONE MARKET                                          919 THIRD AVENUE
                 SPEAR STREET TOWER                                   NEW YORK, NY 10022-3897
               SAN FRANCISCO, CA 94105                                    (212) 735-3000
                   (415) 442-0900

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-72583

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

        THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(c) OF THE SECURITIES ACT OF 1933, AS AMENDED.


                        CALCULATION OF REGISTRATION FEE
                        -------------------------------

                                                 Proposed Maximum      Proposed Maximum
Title of each class of         Amount to Be     Aggregate Offering    Aggregate Offering       Amount of
Securities To Be Registered     Registered        Price Per Unit           Price(1)         Registration Fee
---------------------------    ------------     ------------------    ------------------    ----------------
7-5/8% Senior Notes Due
2006 and 7-3/4% Senior
Notes Due 2009.............    $100,000,000              --              $100,000,000            $27,800

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457.
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
               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This Registration Statement is filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), by Calpine Corporation (the "Company"). In accordance with Rule 429 under the Securities Act, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-3 (Registration No. 333-72583) which was declared effective by the Commission on March 22, 1999 relating to the offering of $500,000,000 of Senior Notes and 6,900,000 shares of Common Stock.

                                 CERTIFICATION

     The Company hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission's account at Mellon Bank as soon as practicable (but no later than the close of business on March 25, 1999), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions by its bank during the bank's regular business hours no later than March 25, 1999.

                                    PART II.
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS

 EXHIBIT
   NO.                     DESCRIPTION
 -------                   -----------
 5.1          Opinion of Brobeck, Phleger & Harrison LLP

23.1          Consent of Arthur Andersen LLP, independent accountants

23.2          Consent of Moss Adams LLP, independent accountants

23.3          Consent of Brobeck, Phleger & Harrison LLP (included in Exhibit
              5.1).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933 the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Jose, State of California, on this 24th day of March, 1999.

                                   CALPINE CORPORATION


                                   By  /s/  ANN B. CURTIS
                                       -------------------------------
                                       Ann B. Curtis
                                       Executive Vice President and Director


     Pursuant to the requirements of the Securities Act of 1933, as amended, this the registration statement has been signed below by the following persons on behalf of Calpine and in the capacities and on the dates indicated:



           Signature                         Title                         Date
           ---------                         -----                         ----
               *                       Chairman, President,           March 24, 1999
------------------------------       Chief Executive Officer,
       Peter Cartwright                    and Director
                                  (Principal Executive Officer)


      /s/  ANN B. CURTIS             Executive Vice President         March 24, 1999
------------------------------             and Director
           Ann B. Curtis             (Principal Financial and
                                        Accounting Officer)

               *                               Director               March 24, 1999
------------------------------
        Jeffrey E. Garten


               *                               Director               March 24, 1999
------------------------------
         Susan C. Schwab


               *                               Director               March 24, 1999
------------------------------
      George J. Stathakis


               *                               Director               March 24, 1999
------------------------------
         John O. Wilson


               *                               Director               March 24, 1999
------------------------------
       V. Orville Wright


*By:   /s/  ANN B. CURTIS                  Attorney-in-fact           March 24, 1999
------------------------------
            Ann B. Curtis

                                 EXHIBIT INDEX

 EXHIBIT
   NO.                     DESCRIPTION
 -------                   -----------
 5.1          Opinion of Brobeck, Phleger & Harrison LLP

23.1          Consent of Arthur Andersen LLP, independent accountants

23.2          Consent of Moss Adams LLP, independent accountants

23.3          Consent of Brobeck, Phleger & Harrison LLP (included in Exhibit
              5.1).